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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                                   SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



                 Smith Barney Diversified Futures Fund L. P. II
             (Exact name of registrant as specified in its charter)


            New York                                 13-3769020
(State of incorporation or                          (IRS Employer
        organization)                            Identification No.)


c/o Smith Barney Futures Management Inc.
390 Greenwich Street - 1st floor
New York, New York                                   10013
(Address of principal                              (Zip Code)
executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered
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Securities to be registered pursuant to Section 12(g) of the Act:

           Units of Limited Partnership Interest
                       (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered

                  The information required by this Item 1 is incorporated by reference to the sections entitled "The Limited Partnership Agreement" and "Use of Proceeds" contained on pages 109-115 of Registrant's Registration Statement on Form S-1 (File No. 333-25239) as filed on April 15, 1997

Item 2.  Exhibits

                  1 -- Specimen certificates for Units of Limited Partnership Interest (filed as Exhibit 4.1 to the Registration Statement on Form S-1 filed on August 9, 1995 (File No. 33-79244) and incorporated herein by reference).

                  2 -- Limited Partnership Agreement dated May 19, 1994 and amended as of August 8, 1994 and amended and restated as of July 31, 1995 (filed as Exhibit 3.1 to the Registration Statement on Form S-1 filed on April 15, 1997 (File No. 333-25239) and incorporated herein by reference).

                  3 -- Pages 109-115 of the Registrant's Registration Statement on Form S-1 (File No. 333-25239) as filed on April 15, 1997, "Use of Proceeds" and "The Limited Partnership Agreement".


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            Smith Barney Diversified II
                                            Futures Fund L.P.

                                            By: Smith Barney
                                                Futures Management Inc.
                                                (General Partner)


                                            By:   /s/David J. Vogel
                                                     David J. Vogel
                                                     President

Dated as of April 30, 1997